                                                                       EXHIBIT 5

                          PITNEY, HARDIN, KIPP & SZUCH
                               MAIL P.O. BOX 1945
                       MORRISTOWN, NEW JERSEY 07962-1945

                                                                   June 19, 1996

Base Ten Systems, Inc.
One Electronics Drive
Trenton, New Jersey 08619

    We have acted as counsel to Base Ten Systems, Inc. (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Act") of 2,300,000 shares of Class A Common Stock of the Company (the "Shares").

    We have examined the Registration Statement on Form S-3 (the "Registration Statement"), dated June 19, 1996 to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Shares.

    We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and By-Laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth. In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

    Based on the foregoing, it is our opinion that when, as and if the Registration Statement shall have become effective pursuant to the provisions of the Act, and the Shares shall have been duly issued and delivered in the manner contemplated by the Registration Statement, including the Prospectus therein, the Shares will be legally issued, fully paid and non-assessable.

    The foregoing opinion is limited to the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

    We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ PITNEY, HARDIN, KIPP & SZUCH
                                          --------------------------------------
                                          Pitney, Hardin, Kipp & Szuch